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                                                                   EXHIBIT 10.10



                    TWENTY-FIFTH AMENDMENT OF LEASE CONTRACT
                    ----------------------------------------

THIS TWENTY-FIFTH AMENDMENT OF LEASE CONTRACT ("Twenty-Fifth Amendment") is entered into between NINE GREENWAY, LTD., a Texas limited partnership ("Landlord"), and A I M MANAGEMENT GROUP INC., a Delaware corporation ("Tenant"), with reference to the following:

         A. Nine Greenway Venture (predecessor in interest to Landlord) and Tenant entered into a Lease Contract Dated April 14, 1980, First Amendment of Lease Contract dated January 29, 1981, Second Amendment of Lease Contract dated November 12, 1982, Third Amendment of Lease Contract dated August 17, 1984, Fourth Amendment of Lease Contract dated April 28, 1986, Fifth Amendment of Lease Contract dated December 11, 1986, Sixth Amendment of Lease Contract dated August 6, 1987, Seventh Amendment of Lease Contract dated February 4, 1988, and Eighth Amendment of Lease Contract dated January 6, 1989 (the "Eighth Amendment"), and Landlord and Tenant entered into a Ninth Amendment of Lease Contract dated March 27, 1990, Tenth Amendment of Lease Contract dated June 12, 1990, Eleventh Amendment of Lease Contract dated August 27, 1990, Twelfth Amendment of Lease Contract dated July 15, 1991, Thirteenth Amendment of Lease Contract dated January 13, 1992, Fourteenth Amendment of Lease Contract dated July 17, 1992, Fifteenth Amendment of Lease Contract dated July 17, 1992, Sixteenth Amendment of Lease Contract dated August 10, 1992, Seventeenth Amendment of Lease Contract dated February 25, 1993, Eighteenth Amendment of Lease Contract dated April 22, 1994, Nineteenth Amendment of Lease Contract dated March 31, 1995, Twentieth Amendment of Lease Contract dated July 31, 1995, Twenty-First Amendment of Lease Contract dated August 1, 1995 and Twenty-Second Amendment of Lease Contract (the "Twenty-Second Amendment") dated December 1, 1995, Twenty-Third Amendment of Lease Contract dated March 18, 1996, and the Twenty-Fourth Amendment of Lease Contract dated March 18, 1996 (the "Twenty-Fourth Amendment") [as amended, the "Lease"] covering approximately 267,507 square feet of Rentable Area consisting of: approximately 9,671 square feet of Rentable Area on the Concourse Level; approximately 4,607 square feet of Rentable Area on the first (1st) floor, approximately 23,399 square feet of Rentable Area being the entirety of the sixth (6th) floor; approximately 23,399 square feet of Rentable Area being the entirety of the seventh (7th) floor; approximately 17,741 square feet of Rentable Area on the eleventh (11th) floor [of which approximately 10,940 square feet of Rentable Area shall become effective on or about November 16, 1996]; approximately 23,399 square feet of Rentable Area on the twelfth (12th) floor [of which 7,698 square feet of Rentable Area is not effective until August 16, 1996]; approximately 23,829 square feet of Rentable Area being the entirety of the thirteenth (13th) floor; approximately 9,655 square feet of Rentable Area on the seventeenth (17th) floor; approximately 23,782 square feet of Rentable Area being the entirety of the eighteenth (18th) floor; approximately 23,782 square feet of Rentable Area being the entirety of the nineteenth (19th) floor; approximately 24,113 square feet of Rentable Area being the entirety of the twenty-third (23rd) floor; approximately 24,113 square feet of Rentable Area being the entirety of the twenty-fourth (24th) floor; approximately 24, 113 square feet of Rentable Area being the entirety of the twenty-fifth (25th) floor; and approximately 11,904 square feet of Rentable Area on the twenty-sixth (26th) floor of the building known as Summit Tower, Eleven Greenway, Houston, Texas (the "Building").

         B. Tenant wishes to lease from Landlord additional space located on the seventeenth (17th) floor of the Building as hereinafter described.

         C. Landlord and Tenant now desire to enter into this Twenty-Fifth Amendment to confirm certain Commencement Dates, and to incorporate additional space and adjust the Base Rental and Building Operating Cost accordingly, as provided below.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. CONFIRMATION OF COMMENCEMENT DATES. This confirms the anticipated Commencement Dates contemplated in the Twenty-Fourth Amendment as follows:

         a. The Commencement Date for Expansion Space V occurred on March 16, 1996.
         b. The Commencement Date for Expansion Space W occurred on April 16, 1996.
         c.      The Commencement Date for Expansion Space Y occurred on May 1,
                 1996.
         d.      The Commencement Date for Expansion Spaces Z occurred on May
                 16, 1996.


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2.       ADDITIONAL SPACE.  Landlord leases to Tenant and Tenant leases from
Landlord approximately 4,665 square feet of Rentable Area on the seventeenth
(17th) floor of the Building shown outlined and hatched on EXHIBIT "A" attached hereto ("Expansion Space BB"). The lease term for Expansion Space BB shall commence on the "Commencement Date: defined below and shall expire on December 31, 2003, the date of expiration of the Fourth Extension Period. The Commencement Date for Expansion Space BB shall be forty-five (45) days from the date Landlord tenders possession of Expansion Space BB to Tenant. Such tender of possession is anticipated to occur on August 1, 1996 and the Commencement Date is anticipated to be September 16, 1996.

3. TOTAL SQUARE FOOTAGE. The following summarizes the schedule of expansion remaining to be undertaken in 1996 pursuant to the Twenty-Second and Twenty-Fourth Amendments and this Twenty-Fifth Amendment:

         a. Commencing August 16, 1996, the term "Leased Premises" as used herein shall mean and include approximately 256,567 square feet of Rentable Area, being approximately 248,869 square feet of Rentable Area then leased and occupied by Tenant, plus approximately 7,698 square feet of Rentable Area in Expansion Space AA leased under the Twenty-Fourth Amendment.

         b. Commencing September 16,1996, the term "Leased Premises" as used herein shall mean and include approximately 261,232 square feet of Rentable Area, being approximately 256,567 square feet of Rentable Area then leased and occupied by Tenant, plus approximately 4,665 square feet of Rentable Area in Expansion Space BB leased hereunder.

         c. Commencing November 16, 1996, the term "Leased Premises" as used herein shall mean and include approximately 272,172 square feet of Rentable Area, being approximately 261,232 then leased and occupied by Tenant, plus approximately 10,940 square feet of Rentable Area in Expansion Space X leased under the Twenty-Second Amendment.

4. BASE RENTAL. Tenant shall pay Landlord Base Rental for Expansion Space BB in the sum of Five Thousand Four Hundred Forty-Two and 50/100 Dollars ($5,442.50) per month from the Commencement Date (anticipated to be September 16, 1996) through December 31, 2000. Commencing January 1, 2001 and continuing through December 31, 2003, Tenant shall pay Landlord for Expansion Space BB the sum of Six Thousand Four Hundred Fourteen and 38/100 Dollars ($6,414.38) per month.

5. REVISED SCHEDULE OF BASE RENTAL. Effective August 16, 1996 (Commencement Date for Expansion Space AA taken under the Twenty-Fourth Amendment), the rent schedule set forth in PARAGRAPH 4 of the Twenty-Fourth Amendment is deleted in its entirety and the following rent schedule, which takes into consideration Expansion Space BB leased hereunder, shall be substituted in lieu thereof:

         FROM                        TO                   MONTHLY BASE RENTAL
         ----                        --                   -------------------
  August 16, 1996           September 15, 1996                $292,461.75
  September 16, 1996        November 15, 1996                 $297,904.25
  November 16, 1996         December 31, 1997                 $310,211.75
  January 1, 1998           June 9, 2000                      $337,578.49
  June 10, 2000             December 31, 2000                 $349,339.52
  January 1, 2001           December 31, 2003                 $372,891.84

         The foregoing rent schedule shall be subject to further amendment should any Commencement Date for Expansion Spaces X, AA and/or BB occur on dates other than as anticipated in the Twenty-Second or Twenty-Fourth Amendments or this Twenty-Fifth Amendment, as applicable. When Expansion Spaces X, AA, and BB are occupied by Tenant, Landlord and Tenant shall, at the request of either party, execute a memorandum specifying the Commencement Date for each such expansion space.

6. ESCALATION ADJUSTMENT. Commencing August 16, 1996, Tenant's proportionate share of increases in Building Operating costs payable under PARAGRAPH 13. of the Lease shall be increased to take into consideration Expansion Space BB leased hereunder. The "Base Year" for Expansion Space BB shall be the calendar year 1996.




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7.       CONDITION OF PREMISES.  Landlord will tender and Tenant agrees to accept Expansion Space BB in an "as-is" condition; however, Landlord shall provide an allowance ("Construction Allowance") of Seventy Four Thousand Six Hundred Forty and No/100 Dollars ($74,640.00) [$16.00 per square foot of Rentable Area] for permanent leasehold improvements Tenant may elect to install in Expansion Space BB. As said Construction Allowance is utilized by Tenant, payments and/or partial payments to Tenant shall be made within thirty (30) days from Landlord's receipt of paid invoices. Tenant shall, at its sole cost and expense, provide complete construction documentation, including MEP engineered drawings. Tenant may utilize up to Nine Thousand Three Hundred Thirty and No/100 Dollars ($9,330.00) [$2.00 per square foot of Rentable Area] to offset its cost for architectural services and the preparation of construction documentation. If the entire construction Allowance is not utilized by Tenant, up to Four Six Hundred Sixty-Five and No/100 Dollars ($4,665.00) [$1.00 per square foot of Rentable Area] may be taken as a credit again Base Rental. Such credit shall be applied against the first monthly Base Rental payment next coming due after completion and occupancy of the Expansion Space BB.

8. COMPETITIVE BIDS. For Expansion Space BB, Landlord will seek competitive bids from a minimum of three (3) general contractors which meet Landlord's existing requirements from Landlord's approved bidding list mutually agreed upon between Tenant and Landlord and provide Tenant copies of the bids. In addition, only subcontractors approved by Landlord, according to Landlord's current standards for such approval, will be permitted to work on the mechanical, electrical and plumbing systems of the Building. Tenant shall be allowed to participate in the selection of the successful bidder and Tenant shall enter into a contract with the successful bidder.

9. AMERICANS WITH DISABILITIES ACT. Landlord shall be responsible for costs and implementation associated with compliance with the Americans with Disabilities Act (the "ADA") for the base Building and all points of access into the Building (the "Landlord's ADA Work"). Tenant shall be responsible for all costs and implementation associated with ADA compliance within Expansion Space BB.

10. PARKING. Parking shall continue pursuant to Paragraph 24 of the Lease, as amended by Paragraph V. of the Eighth Amendment; however, Paragraph 24.C. of the Lease shall be amended by the addition of the following at the end thereof: "Notwithstanding the foregoing, the following allocation shall apply to the four (4) parking permits per 1,000 square feet of Rentable Area attributable to Expansion Space BB, Expansion Space X and any additional space hereafter leased by Tenant: (a) twenty-five percent (25%) in the Greenway East Garage; (b) forty-five percent (45%) in the garage north of Richmond, and (c) thirty percent (30%) in the garage south of the Building."

11. NO FURTHER MODIFICATIONS. Except as modified by this Twenty-Fifth Amendment, the Lease remains unchanged and shall continue in full force and effect.

         ACCORDINGLY, Landlord and Tenant enter into this Twenty-Fifth Amendment as of June 29, 1996.

                               NINE GREENWAY, LTD., by its managing partner, J/K - G/P #9, LTD., by its sole general partner, J/K Holdings, Inc.


                               By /s/ NEIL H. TOFSKY
                                 ----------------------------------------------
                                 Neil H. Tofsky, Senior Vice President
                                                                     LANDLORD


                               A I M MANAGEMENT GROUP INC., a Delaware
                               corporation


                               By /s/ GARY T. CRUM
                                 ----------------------------------------------
                                 Gary T. Crum, Senior Vice President
                                                                     TENANT




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                                    FLOOR 17
                                  Floor Status
                                1 February 1996



                          [FLOOR PLAN APPEARS HERE]



                          AIM MANAGEMENT GROUP INC.
                                 EXHIBIT "A"
                             EXPANSION SPACE BB



                                                    PLEASE INITIAL

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11 GREENWAY PLAZA
SENTERRA DEVELOPMENT